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                                                                     EXHIBIT 5.1




                                February 2, 2001


Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
12444 Powerscourt Drive, Suite 100
St. Louis, Missouri 63131

          Re:     Charter Communications Holdings, LLC
                  Charter Communications Holdings Capital Corporation Registration Statement on Form S-4

 Ladies and Gentlemen:

                  This opinion is delivered in our capacity as counsel to Charter Communications Holdings, LLC, a Delaware limited liability company, and Charter Communications Holdings Capital Corporation, a Delaware corporation (together, the "Issuers"), in connection with the Issuers' registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering by the Issuers of 10.750% Senior Notes due 2009, 11.125% Senior Notes due 2011 and 13.500% Senior Discount Notes due 2011 (collectively, the "Notes").

                  In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Issuers as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies.
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Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
February 2, 2001
Page 2




                  With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Issuers.

                   Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, when the Notes have been duly authenticated by BNY Midwest Trust Company in its capacity as Trustee, and duly executed and delivered on behalf of the Issuers against payment therefor as contemplated by the registration statement, the Notes will be legally issued and will constitute binding obligations of the Issuers, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

                  We are members of the Bar of the State of New York, and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of New York.

                  We hereby consent to being named as counsel to the Issuers in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                               Very truly yours,



                                    /s/ Paul, Hastings, Janofsky & Walker LLP